Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of this 30th day of July 2025

BETWEEN:

DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation

governed by the laws of the Province of Alberta (the “Corporation”)

-and-

Adrian Zarate, an individual residing in Florida (the “Indemnified Party”)

RECITALS:

A.
The Indemnified Party serves as a director and/or officer of the Corporation or the Indemnified Party is a former director or officer of the Corporation or acts or has acted at the Corporation’s request as a director, officer or similar capacity of any subsidiary or affiliate of the Corporation or any entity of which the Corporation is or was a shareholder, partner, member or creditor (each an “Entity”);

B.
The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities and expenses which the Indemnified Party may incur as a result of acting or having acted as a director or officer of the Corporation or, at the Corporation’s request, as a director, officer or similar capacity of an Entity; and

C.
The by-laws of the Corporation contemplate that the Indemnified Party may be indemnified in certain circumstances.

NOW THEREFORE, IN CONSIDERATION OF the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the Indemnified Party acting as a director or officer of the Corporation or, at the Corporation’s request, as a director, officer or similar capacity of an Entity, the Corporation and the Indemnified Party do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1
Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)
“Act” means the Business Corporations Act (Alberta) as of the date hereof, provided that if the Act is amended after the date hereof in a manner which permits the Corporation to provide broader rights of indemnification than are permitted on the date hereof, this Agreement shall be construed so as to give effect to such broader rights;
(b)
“Agreement” means this indemnity agreement and all amendments or restatements as permitted under this Agreement, and references to “Article” or “Section” mean the specified Article or Section of this Agreement, and “paragraph” means the specified paragraph of this Agreement;

Exhibit 10.1

(c)
“Claims” means any claim, demand, suit, action, cause of action, proceeding, inquiry, arbitration, mediation, alternative dispute resolution mechanism, hearing, discovery or investigation of whatever nature, whether anticipated, threatened, pending, commenced, continuing or completed of whatever kind including any civil, criminal, administrative, arbitrative, regulatory, investigative (formal or informal) or other claim of any nature whatsoever; any appeal in or related to any such claim, demand, suit, action, cause of action, proceeding, inquiry, arbitration, mediation, alternative dispute resolution mechanism, hearing, discovery or investigation; and any inquiry or investigation (including discovery) whether conducted by or in the right of the Corporation or any other person that the Indemnified Party in good faith believes could lead to any such claim, demand, suit, action, cause of action, proceeding, inquiry, arbitration, mediation, alternative dispute resolution mechanism, hearing, discovery or investigation or appeal thereof;

(d)
“Court” means the Court of Queen’s Bench of Alberta (Judicial District of Calgary), including any appeal courts arising therefrom;

(e)
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended;

(f)
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(g)
“Expenses” means all legal fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, other professionals’ fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, penalties, and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defences and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in a Claim and all interest or finance charges attributable to any thereof. Without limiting the foregoing, “Expenses” also shall include Expenses incurred in connection with any appeal resulting from any Claim, including the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Should any payments by the Corporation under this Agreement be determined to be subject to any national, provincial, federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place the Indemnified Party in the same after-tax position (after giving effect to all applicable taxes) as the Indemnified Party would have been in had no such tax been determined to apply to such payments. Also, in this Agreement “witness” includes responding (or objecting) to a discovery or similar request, whether in writing or in an oral deposition, in any Claim.

(h)
“Losses” means any and all amounts related to all costs, charges and Expenses reasonably incurred by the Indemnified Party, which shall include all losses, damages (including

Exhibit 10.1

incidental and consequential damages), fees (including any legal, professional or advisory fees, retainers, charges or disbursements and including costs of services of any experts), claims, awards, statutory obligations, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such losses, damages, fees, claims, awards, statutory obligations, amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities), without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or with any action to establish a right to indemnification under this Agreement, and for greater certainty, includes all Taxes, interest, penalties and related outlays of the Indemnified Party arising from any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement;

(i)
“Parties” means the Corporation and the Indemnified Party collectively and “Party”

means any one of them;

(j)
“Policy” means the directors’ and officers’ errors and omissions insurance policy of the Corporation; and

(k)
“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts, ERISA excise taxes or penalties, or similar amounts, including any interest and penalties in respect thereof.

1.2
Certain Rules of Interpretation

In this Agreement:

(a)
Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta. The Parties hereby irrevocably submit and attorn to the exclusive jurisdiction of the Court with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such Court, including any claim that any such venue is in an inconvenient forum. For greater certainty, all references to “applicable law” in this Agreement shall refer to the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

(b)
Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)
Number and Inclusion – Unless the context otherwise requires, words importing the singular include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(d)
Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall,

Exhibit 10.1

as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(e)
Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter ofthis Agreement and supersedes all prior agreements, understandings, negotiations and discussions, oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, including Section 2.8.

ARTICLE 2 OBLIGATIONS

2.1
Obligations of the Corporation

(a)
General Indemnity – The Corporation will, to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, including to the extent permitted under the Act, exonerate, indemnify and hold the Indemnified Party and the Indemnified Party’s respective heirs, executors, administrators and other legal representatives of the Indemnified Party (each of which is included in any reference hereinafter made to the Indemnified Party) harmless from and against, and will pay to the Indemnified Party, any and all Losses which the Indemnified Party may suffer, sustain, incur or be required to pay in respect of any Claim to which a director or officer is made a party by reason of being a director or officer of the Corporation or director, officer or in similar capacity of an Entity at the Corporation’s request.

(b)
Conditions – The indemnity provided for in Section 2.1(a) will only be available if the Indemnified Party:

(i)
acted honestly and in good faith with a view to the best interest of the Corporation or as the case may be, to the best interest of an Entity for which the Indemnified Party acted as a director, officer or in a similar capacity at the Corporation’s request; and

(ii)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing the Indemnified Party’s conduct was lawful.

The Indemnified Party shall be presumed to have fulfilled the foregoing conditions unless it is determined by the Court that the Indemnified Party has not (and the burden of proof shall be on the Corporation to rebut such presumption).

(c)
Derivative Claims – The Corporation shall to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, provided the Indemnified Party fulfills the conditions in Section 2.1(b), with the approval of the Court if such approval is required exonerate, indemnify and hold the

Exhibit 10.1

Indemnified Party harmless, and advance moneys under Section 2.1(k) to the Indemnified Party, in respect of a Claim by or on behalf of the Corporation or other entity to procure a judgment in the Corporation’s favour to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation or director, officer or in similar capacity of an Entity at the Corporation’s request. The Corporation will advance or reimburse, as applicable, all Losses incurred by the Indemnified Party in connection with the Indemnified Party’s participation in such Claim as provided in this Section 2.1(c). The Corporation shall pay to the Indemnified Party, if applicable, a reasonable per diem amount for time spent in connection with a Claim under this Section 2.1(c) as provided in Section 2.1(l).

(d)
Indemnity as of Right – Notwithstanding anything in this Agreement, provided the Indemnified Party fulfills the conditions in Section 2.1(b), the Corporation shall be required to indemnify the Indemnified Party in respect of all Losses incurred by the Indemnified Party in respect of any Claim to which the Indemnified Party is made a party by reason of being or having been a director or officer of the Corporation or director, officer or in similar capacity of an Entity at the Corporation’s request, if after the final disposition of such Claim, the Indemnified Party has not been reimbursed for those Losses.

(e)
Incidental and Additional Expenses – The Corporation shall to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit pay or reimburse the Indemnified Party for (i) the Indemnified Party’s reasonable and necessary travel, lodging or accommodation costs, charges or expenses paid or incurred by or on behalf of the Indemnified Party in connection with a Claim where such Claim is subject to indemnification hereunder; (ii) the Indemnified Party’s reasonable fees and Expenses incurred in connection with efforts to recover under any directors and officers liability insurance policies maintained by the Corporation; and (iii) the Indemnified Party’s reasonable fees and Expenses incurred in connection with enforcement of, or claims for breaches of, any provision of this Agreement.

(f)
Witness Expenses – The Corporation shall to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit pay or reimburse the Indemnified Party for the reasonable and necessary Expenses incurred by Indemnified Party, including a reasonable per diem amount as provided in Section 2.1(l), in connection with time spent in the investigation or as a witness for the Corporation or an Entity with respect to any Claim, by reason of the Indemnified Party being a director or officer of the Corporation or director, officer or in similar capacity of an Entity at the Corporation’s request.

(g)
Specific Indemnity for Statutory Obligations – Without limiting the generality of the preceding Sections 2.1(a) through 2.1(f) of this Agreement, the Corporation agrees, to the fullest extent permitted by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, to exonerate, indemnify and hold the Indemnified Party harmless from and against any and all Losses arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer thereof, including all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government,

Exhibit 10.1

whether federal, provincial, state, regional or municipal, or which in any way involve the business or affairs of the Corporation or an Entity for which the Indemnified Party acted as a director, officer or similar capacity at the Corporation’s request, provided that the indemnity provided for in this Section 2.1(g) will be available unless it is determined by the Court that the Indemnified Party has not fulfilled the conditions in Section 2.1(b) above.

(h)
Change of Law – In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of an Alberta corporation to indemnify a director or officer, it is the intent of the parties hereto that the Indemnified Party shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change after that date of this Agreement in any applicable law, statute or rule which narrows the rights of an Alberta corporation to indemnify a director or officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ right and obligations hereunder except as set forth in Section 2.9.

(i)
Partial Indemnification – If the Indemnified Party is determined by the Court to be entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by the Court to be so entitled.

(j)
Indemnification for Losses of an Indemnified Party Who Is Wholly or Partly Successful – To the extent the Indemnified Party is a party to (or a participant in) a Claim and is successful, on the merits or otherwise, in the defence of any Claim or any issue or matter therein, the Corporation shall, to the fullest extent permitted by applicable law, exonerate, indemnify, and hold the Indemnified Party harmless against all Losses incurred by the Indemnified Party therewith. If the Indemnified Party is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all the issues or matters in such Claim, the Corporation shall, to the fullest extent permitted by applicable law, exonerate, indemnify, and hold the Indemnified Party harmless against all Losses incurred by the Indemnified Party in connection with each successfully resolved issue or matter. For purposes of this Section 2.1(j), without limitation, the termination of any issue or matter in a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such issue or matter.

(k)
Advance of Expenses – The Corporation shall, at the request of the Indemnified Party, to the maximum extent permitted under the Act or otherwise by law on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, promptly: (i) reimburse the Indemnified Party for all Losses incurred by the Indemnified Party in relation to a Claim claimed by the Indemnified Party to be subject to indemnification hereunder; and (ii) pay reasonable and customary advance payments and costs and expenses to service providers of the Indemnified Party; in each case, prior to any settlement or resolution of such Claim to enable the Indemnified Party to properly investigate, defend or appeal such Claim. The Corporation shall pay such advances within ten (10) days after the receipt by the Corporation of a written request from the Indemnified Party requesting such payment or payments from time to time, whether prior to or after final disposition of a Claim. If it is ultimately determined in a final judgment

Exhibit 10.1

of a court of competent jurisdiction or final arbitration award of an applicable arbitration proceeding that has become non-appealable that the Indemnified Party did not fulfill the conditions in Section 2.1(b) or that the Indemnified Party was not entitled to be fully so indemnified, such advance, or the appropriate portion thereof, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, shall be repayable on demand without interest. The Indemnified Party shall not be required to provide collateral or otherwise secure the Indemnified Party’s agreement to repay described in the prior sentence. If and to the extent the Indemnified Party makes any such repayment to the Corporation, the obligation of the Corporation to indemnify the Indemnified Party will continue in accordance with the terms of this Agreement.

(l)
Per Diem Charge – In addition to any other amount payable to the Indemnified Party under this Agreement, the Indemnified Party shall be entitled to receive from the Corporation a per diem payment (the “Per Diem Charge”) for time spent with respect to any Claim for which the Indemnified Party is otherwise entitled to indemnification pursuant to any one of the foregoing provisions of Section 2.1 of this Agreement. For directors, the Per Diem Charge shall be an amount equal to US$350 per hour. For officers, the Per Diem Charge shall be zero if the Indemnified Party is still employed on a full time basis by the Corporation at the time the Per Diem Charge is payable or has been terminated for cause by the Corporation, and the Per Diem Charge shall be in an amount equal to US$350 per hour if the Indemnified Party is not employed on a full time basis by the Corporation at the time the Per Diem Charge is payable other than as a result of termination for cause.

(m)
Taxes – For greater certainty, a Claim subject to indemnification pursuant to Article 2 of this Agreement shall include any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement; provided, however, that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes.

(n)
Right to Access – The Indemnified Party (and its legal representatives) is entitled to have access to and inspect the Corporation’s records and documents which are under its control and which may be reasonably necessary in order to defend the Indemnified Party against a Claim which has been or which the Indemnified Party reasonably anticipates may be made against the Indemnified Party, provided that the Indemnified Party (and its legal representatives) maintains all such information in the strictest confidence except to the extent necessary for the defence of the Indemnified Party. The Corporation shall provide the Indemnified Party (and its legal representatives) with access to the relevant documents and records during the regular business hours of the Corporation as soon as practicable following a request for such access by or on behalf of the Indemnified Party. The Indemnified Party (and its legal representatives) shall be entitled to make and receive copies (including electronic copies) of any of such records and documents of the Corporation at the cost of the Corporation and such copies shall be provided as soon as practicable following a request therefor by or on behalf of the Indemnified Party. If the Indemnified Party is the subject of or is implicated in any way during the proceeding of any Claim, the Corporation will share with the Indemnified Party (and its legal

Exhibit 10.1

representatives) any information that it has turned over to any third parties in connection therewith.

(o)
Enforcement – The Indemnified Party’s right to indemnification and other rights under this Agreement shall be specifically enforceable by the Indemnified Party in a “court” (as defined in the Act) and shall be enforceable notwithstanding any adverse determination by or on behalf of the Corporation’s board of directors and no such determination shall create a presumption that the Indemnified Party is not entitled to be indemnified hereunder. In any such action, the Corporation shall have the burden of proving that indemnification is not required or permitted under this Agreement.

(p)
Court Approvals – If the payment of an indemnity under any provision of this Agreement requires any court or other approvals, the Corporation shall make the application or seek such other required approvals and use reasonable best efforts to obtain such order or other required approvals, including paying the costs of such application or seeking such other required approvals and paying the expenses of the Indemnified Party, to the extent permitted by applicable law, in connection with any such order or approval process. If the Corporation fails to do so, the Indemnified Party may apply to the Court or other applicable court, agency or body for an order or seek such other required approvals approving the indemnity of the Indemnified Party pursuant to this Agreement, and the Corporation shall pay the expenses of the Indemnified Party, to the extent permitted by applicable law, in connection with any such order or approval process.

2.2
Notice of Proceedings

(a)
The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim which may result in a claim for indemnification under this Agreement. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by either party to so notify the other of any Claim shall not relieve the Corporation from liability under this Agreement except to the extent that the failure materially prejudices the Corporation.

(b)
If, at the time the Corporation gives the Indemnified Party notice in connection with Section 2.2(a), a Policy is in effect with respect to the Indemnified Party, the Corporation shall give prompt notice of the applicable Claim to its insurers in accordance with the procedures set forth in such Policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Claim in accordance with the terms of such Policy.

Exhibit 10.1

2.3
Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation to procure a judgment in its favour against the Indemnified Party), the Corporation may by notice in writing to the Indemnified Party, and upon the written request of the Indemnified Party the Corporation shall, in a timely manner assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, other than pursuant to Section 2.4, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. If the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4
Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity under this Agreement, the Indemnified Party shall have the right to employ separate counsel and consultants of the Indemnified Party’s choosing and to participate in and approve any settlement by the Corporation of any Claim involving or affecting in any manner whatsoever the Indemnified Party, and provided that:

(a) the employment of such counsel and consultants of the Indemnified Party’s choosing have been previously approved by the Corporation, acting reasonably; or (b) the Indemnified Party has reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnified Party in defending such Claim; then all fees, expenses and disbursements of such counsel and consultants shall be at the Corporation’s expense and shall be paid within ten (10) days of invoices being submitted to the Corporation.

2.5
Presumption of Indemnification

(a)
In making a determination with respect to entitlement to indemnification hereunder, the Corporation shall, to the fullest extent not prohibited by law, presume that the Indemnified Party is entitled to indemnification under this Agreement, and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by the Court of any determination contrary to that presumption. Neither the failure of the Corporation to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnified Party has not met such applicable standard of conduct, shall be a defence to the action or create a presumption that the Indemnified Party has not met the applicable standard of conduct.

(b)
If the Corporation shall not have made a determination with respect to entitlement to indemnification within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and the Indemnified Party

Exhibit 10.1

shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law.

(c)
The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Entity shall not be imputed to the Indemnified Party for purposes of determining the right to indemnification under this Agreement.

2.6
Presumption of Good Faith

(a)
For the purposes of any determination of good faith under this Agreement, the Indemnified Party shall be deemed to have acted in good faith if the Indemnified Party’s action is based on the records or books of account of the Corporation or an Entity, including applicable financial statements, or on information supplied to the Indemnified Party by officers of the Corporation or an Entity (other than the Indemnified Party) in the course of their duties, or on the advice of legal counsel of the Corporation, an Entity, their respective board of directors, counsel selected by any committee of their respective board of directors or on information or records given or reports made to the Corporation or an Entity by an independent certified public accountant or by an appraiser, investment banker, compensation consultant or other expert selected with reasonable care by the Corporation, an Entity, their respective board of directors or any committee of their respective board of directors or by any other person as to matters the Indemnified Party reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. The provisions of this Section 2.6 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnified Party may be deemed to have fulfilled the conditions in Section 2.1(b) or met any other applicable standard of conduct.

(b)
Unless the Court or a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified under this Agreement, the termination of any civil, criminal or administrative action or proceedings by judgement, order, settlement, conviction or similar or other result or upon a plea of “no contest” or the equivalent will not, of itself: (i) create a presumption for the purposes of this Agreement that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Corporation or Entity; (ii) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, that the Indemnified Party did not have reasonable grounds for believing that the Indemnified Party’s conduct was lawful; or (iii) that the Indemnified Party is not entitled to indemnity under this Agreement.

2.7
Settlement of a Claim

For greater certainty, no admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, acting reasonably. No admission of liability shall be made by the Indemnified Party without the consent of the Corporation and the Corporation shall not be liable for any settlement of any Claim made without its consent, acting reasonably.

Exhibit 10.1

2.8
Other Rights and Remedies Unaffected

The indemnification and advance payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

2.9
Exceptions

Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a)
Claims Initiated by the Indemnified Party – To indemnify or advance expenses to the Indemnified Party with respect to any proceeding or Claim initiated or brought voluntarily by the Indemnified Party and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any statute, the articles or by-laws of the Corporation or otherwise but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Corporation’s board of directors has approved the initiation or bringing of such suit.

(b)
Frivolous Proceedings – To indemnify the Indemnified Party for any expenses incurred by the Indemnified Party with respect to any proceeding instituted by the Indemnified Party to enforce or interpret this Agreement, if the Court or a court of competent jurisdiction determines that each of the material assertions made by the Indemnified Party in such proceedings were frivolous.

(c)
Insured Claims – To make any payment in connection with any Claim made against the Indemnified Party to the extent the Indemnified Party has otherwise received payment (under any insurance policy, the articles or by-laws of the Corporation, contract or otherwise) of the amounts otherwise indemnifiable hereunder. If the Corporation makes any indemnification payment to the Indemnified Party in connection with any particular expense indemnified hereunder and the Indemnified Party has already received or thereafter receives, and is entitled to retain, duplicate payments in reimbursement of the same particular expense, then the Indemnified Party shall reimburse the Corporation in an amount equal to the lesser of: (i) the amount of such duplicate payment; and (ii) the full amount of such indemnification payment made by the Corporation.

(d)
Claims for Unlawful Profits – To indemnify the Indemnified Party for the disgorgement of profits arising from the purchase and sale by the Indemnified Party of securities in violation of Section 16(b) of the Exchange Act (or any successor statute) or any other applicable securities law or Losses incurred by the Indemnified Party for Claims in connection with such payment.

(e)
Other Indemnification – To indemnify the Indemnified Party for expenses for which the Indemnified Party is indemnified by the Corporation otherwise than pursuant to this Agreement.
(f)
Not Lawful – To indemnify the Indemnified Party if (and to the extent that) a final decision by the Court, a court of competent jurisdiction, or an arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful.

Exhibit 10.1

2.10
Articles and By-Laws

The Corporation agrees that the articles and by-laws of the Corporation in effect on the date hereof shall not be amended to reduce, limit, hinder or delay: (a) the rights of the Indemnified Party granted hereunder; or (b) the ability of the Corporation to indemnify the Indemnified Party as required hereunder. The Corporation further agrees that it shall exercise the powers granted to it under the articles and by- laws of the Corporation and applicable law to indemnify the Indemnified Party to the fullest extent possible as required by this Agreement.

ARTICLE 3 INSURANCE

3.1
The Policy

The Corporation shall purchase and maintain, or cause to be purchased and maintained, while the Indemnified Party remains a director or officer of the Corporation or director, officer or a similar capacity of an Entity at the Corporation’s request, and in accordance with Section 3.6, for a period of six (6) years after the Indemnified Party ceases to be a director or officer of the Corporation, a Policy including Side “A” difference in conditions coverage, for the benefit of the Indemnified Party containing such customary terms and conditions and in such amounts as are available to the Corporation on reasonable commercial terms, having regard to the nature and size of the business and operations of the Corporation and its subsidiaries from time to time. In all such Policies, the Indemnified Party, by reference to the Indemnified Party’s position or otherwise, shall be named as an insured. The Corporation shall thereafter take all necessary or desirable action to cause its insurer to pay, on behalf of the Indemnified Party, all amounts payable as a result of such Claims in accordance with the terms of such policies.

3.2
Variation of Policy

So long as the Indemnified Party is a director or officer of the Corporation or director, officer or similar capacity of an Entity at the Corporation’s request, and, in accordance with Section 3.6, for a period of six

(6) years thereafter, the Corporation shall not seek to amend or discontinue the Policy or allow the Policy to lapse.

3.3
Run-Off Coverage

If the Policy is discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of six (6) years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”), on such terms as the Corporation then maintains in existence for its directors and officers, to the extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the Corporation’s board of directors acting reasonably). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policy.

Exhibit 10.1

3.4
Insurable Events

If an insurable event occurs, the Corporation shall indemnify the Indemnified Party as agreed hereto regardless of whether the Corporation receives the insurance proceeds. The Indemnified Party is entitled to full indemnification as agreed hereto notwithstanding any deductible amounts or policy limits contained in any such insurance policy.

3.5
Exclusion of Indemnity

Notwithstanding any other provision in this Agreement to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been paid to, by or on behalf of, the Indemnified Party under the Policy or any other applicable policy of insurance maintained by the Corporation.

3.6
Post Office Directors and Officers Insurance

Following the Indemnified Party ceasing to be a director or officer of the Corporation or director, officer or similar capacity of an Entity at the Corporation’s request, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance, for the benefit of the Indemnified Party for a minimum of six (6) years, such that the Indemnified Party’s insurance coverage is, during that time, the same as any insurance coverage the Corporation purchases and maintains for the benefit of its then current directors and officers, from time to time. Notwithstanding the foregoing, if: (a) liability insurance coverage for former directors and officers is no longer available; or (b) it is no longer industry practice among responsible companies to procure liability insurance for former directors and officers and the cost to the Corporation to do so would be commercially unreasonable (as determined by the board of directors acting reasonably), the Corporation shall be relieved of its obligation to procure liability insurance coverage for former directors and officers; provided that the Corporation procures such level of insurance coverage, if any, as is available for former directors and officers at a commercially reasonable rate and adopts comparable measures to protect its former directors and officers in the circumstances as are adopted by other responsible companies. The onus is on the Corporation to establish that the circumstances described in the previous sentence exist.

3.7
Deductible under Directors and Officers Insurance

If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible under any existing or future Policy purchased and maintained by the Corporation for the benefit of the Indemnified Party, the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

3.8
Notice

The Corporation agrees to provide notice of any material changes in the insurance coverage referred to in Article 3 during the period in which the Indemnified Party serves as director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request and for a period of six (6) years thereafter.

3.9
Most Favoured Nation

The Corporation agrees that if the Corporation enters into any indemnity agreement or similar arrangement with any person who is, or becomes, a director or officer of the Corporation or a director, officer or

Exhibit 10.1

similar capacity of an Entity at the Corporation’s request, and such agreement or arrangement contains any provision which is more favourable to the other party to such agreement than the provisions of this Agreement are to the Indemnified Party then, and in each such case, the Corporation shall provide written notice of such provision to the Indemnified Party (which shall include a copy of such provision). Upon such notice, unless the Indemnified Party elects otherwise within five (5) days of receipt of such notice, this Agreement shall be deemed to be amended to conform the provisions of this Agreement to such more favourable provision.

ARTICLE 4 MISCELLANEOUS

4.1
Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2
Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request.

4.3
Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.4
Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

4.5
Termination

(a)
Nothing in this Agreement will prevent the Indemnified Party from resigning as a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request at any time.

(b)
The obligations of the Corporation will not terminate or be released upon the Indemnified Party resigning or ceasing to act as a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request.

4.6
Limitation of Actions and Release of Claims

To the extent permitted by applicable law, no legal action shall be brought and no course of action shall be asserted by or on behalf of the Corporation against the Indemnified Party after the expiration of two years from the date of the Indemnified Party’s ceasing to act as a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request and the Corporation agrees that any claim or cause of action of the Corporation shall be extinguished and the Indemnified Party be

Exhibit 10.1

deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two year period.

ARTICLE 5 CONTRIBUTION

5.1.
Contribution Payment

(a)
To the fullest extent permitted by law, whether or not the indemnification provided in Article 2 is available, in respect of any threatened, pending or completed Claim in which the Corporation is jointly liable with the Indemnified Party (or would be if joined in such Claim), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Claim without requiring the Indemnified Party to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have against the Indemnified Party. The Corporation shall not enter into any settlement of any Claim in which the Corporation is jointly liable with the Indemnified Party (or would be if joined in such Claim) unless such settlement provides for a full and final release of all claims asserted against the Indemnified Party.

(b)
Without diminishing or impairing the obligations of the Corporation set forth in the preceding paragraph, if, for any reason, the Indemnified Party shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Claim in which the Corporation is jointly liable with the Indemnified Party (or would be if joined in such Claim), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnified Party in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than the Indemnified Party, who are jointly liable with the Indemnified Party (or would be if joined in such Claim), on the one hand, and the Indemnified Party, on the other hand, from the transaction or events from which such Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than the Indemnified Party who are jointly liable with the Indemnified Party (or would be if joined in such Claim), on the one hand, and the Indemnified Party, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.

(c)
The Corporation hereby agrees, to the fullest extent permitted by applicable law, to fully indemnify and hold the Indemnified Party harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than the Indemnified Party, who may be jointly liable with the Indemnified Party.

(d)
To the fullest extent permissible under applicable law and without diminishing or impairing the obligations of the Corporation set forth in the preceding paragraphs of this Section 5.1, if the indemnification provided for in this Agreement is unavailable to the Indemnified Party for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnified Party, shall contribute to the amount incurred by the Indemnified Party, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in

Exhibit 10.1

settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Corporation and the Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and the Indemnified Party in connection with such event(s) and/or transaction(s).

5.2 Relative Fault

The relative fault of the Indemnified Party, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than the Indemnified Party) who may be at fault with respect to such matter shall be determined (i) by reference to the relative fault of the Indemnified Party as determined by the court or other governmental agency assessing the contribution amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by independent counsel agreed to by both the Corporation and the Indemnified Party after giving effect to, among other things, the degree of which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive, the degree of the knowledge, access to information, and opportunity to prevent or correct the subject matter of the Claim and other relevant equitable considerations of each party. The Corporation and the Indemnified Party agree that it would not be just and equitable if contribution pursuant to this Section 5.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.2.

ARTICLE 6 GENERAL

6.1.
Term

This Agreement shall continue after the Indemnified Party ceases to serve as a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request and shall survive indefinitely.

6.2.
Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation or a director, officer or similar capacity of an Entity at the Corporation’s request.

6.3.
Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors and administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns of the Corporation (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation).

Exhibit 10.1

6.4.
Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

6.5.
Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)
in the case of a Notice to the Indemnified Party at:

Attn: Adrian Zarate

***

***

***

e-mail: ***

(b)
in the case of a Notice to the Corporation at: DIRTT Environmental Solutions Ltd.

Attn: CFO

7303 30th Street S.E. Calgary, Alberta T2C 1N6

e-mail: ***

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then the Notice shall be deemed to have been given and received on the next business day.

Any Party may, from time to time, change its address for Notice set out in this Section 6.5 by giving Notice to the other Party in accordance with the provisions of this Section.

6.6.
Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement or to evidence any advance made pursuant to Section 2.1(k).

Exhibit 10.1

6.7.
Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that it has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

6.8.
Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or other form of electronic transmission, and all such counterparts and facsimiles or forms of electronic transmission together shall be deemed to be an original and shall constitute one and the same agreement.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
Per: /s/ Fareeha Khan
Name: Fareeha Khan
Title: Chief Financial Officer

SIGNED, SEALED AND DELIVERED In the presence of: /s/ Mark Wilson /s/ Adrian Zarate
Witness – Mark Wilson	Adrian Zarate